Exhibit 99.1

March 26, 2019 : 08:45AM EST

Air Industries Group Announces Improved 2018 Financial Results and

Guidance for 2019

Hauppauge, NY -- (Globe Newswire) –March 26, 2019– Air Industries Group (NYSE AMEX: AIRI):

Air Industries Group (“Air Industries” or the “Company”), an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors announced today its fiscal 2018 results and guidance for 2019.

Since the decision in late 2017 to refocus the business on its complex machined products for aircraft landing gear and jet engine turbine applications management has successfully increased operating efficiencies while meeting customer demands. A number of large profitable orders won in late 2018 and early 2019, demonstrate customers renewed confidence in the Company to deliver quality products on a timely basis.

On December 20, 2018 the Company closed on the divestiture of Welding Metallurgy Inc. and subsidiaries (“WMI”). In addition the Company has decided to wind-down and close Eur-Pac and its subsidiary ECC (“Eur-Pac”). The results referenced below exclude the results of WMI and Eur-Pac. The reconciliation of EBITDA also excludes the results of WMI and Eur-Pac.

Fiscal 2018 Highlights From Continuing Operations, excluding Eur-Pac

•	Consolidated net sales from continuing operations, excluding Eur Pac were $44.5 million in 2018 – a slight decrease of $800,000 as compared to prior year’s results of $45.3 million. This decrease reflects the impact of realigning production more in line with customer delivery needs earlier in the year, offset by improved revenue in the latter part of the year.
•	Consolidated gross profit from continuing operations, excluding Eur-Pac, was $5.6 million an increase of $700,000 as compared to $4.9 million in fiscal 2017. Gross profit as a percentage of sales increased to 12.1% for 2018 from 9.8% in 2017. This improved Gross Margin reflects management's cost saving initiatives including consolidating Nassau Tool Works into the Air Industries Machining location.
•	Operating expenses from continuing operations, excluding Eur-Pac and without giving effect to goodwill and other asset impairment charges and the write-off of capitalized engineering, were $8.6 million or a decrease $800,000 or 8.5% compared to $9.4 million in fiscal 2017.
•	Operating loss from continuing operations, excluding Eur-Pac and without giving effect to goodwill and other asset impairment charges and the write-off of capitalized engineering, was reduced by approximately $1.5 million to $3.0 million compared with $4.5 million in the prior year.
•	Interest and financing costs were $3.9 million in fiscal 2018 as compared to $3.4 million in 2017. Cash interest paid in 2018 was $1.8 million, compared to $2.0 million in 2017.
•	Adjusted EBITDA as shown in the table below was $1.9M. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined in the below table.

For the year ended December 31,2018	000's
Net Loss	$(10,266)
Add-backs to EBITDA
Interest Expense	3,914
Capitalized Engineering	2,043
Depreciation & Amortization	3,758
Income Taxes	3
EBITDA	$(548)
Add-backs to Adjusted EBITDA
Stock Compensation	293
Discontinued Operations & Eur-Pac net loss	1,108
Loss on Disposal of WMI	1,045
Adjusted EBITDA	$1,898

Liquidity Position

Total notes payable and capital lease obligations (the large majority carried as current liabilities) were $24.5 million as of December 31, 2018 a reduction of $2.3 million from December 31, 2017.

The Company's audited financial statements for the year ended December 31, 2018, will contain a going concern explanatory paragraph in the audit opinion. However, management is confident that given improved operating efficiencies and existing back log, including significant new orders, that it will be able to maintain adequate liquidity to properly operate the business.

Fiscal 2019 Guidance

The Company entered fiscal 2019 with approximately $100M of funded 18-month backlog for continuing operations and has been awarded significant new contracts in the first quarter of 2019. As such, the Company believes its revenue results in fiscal 2019 will exceed the $44.5 million revenue achieved in fiscal 2018.

Full year 2019 results will benefit from a full year of cost savings attained in fiscal 2018 partially offset by some capital equipment and infrastructure purchases needed to meet the increase in customer orders. Overall, management anticipates continued growth in profitability, and expects to achieve Adjusted EBITDA in the range of $3.0 to $3.5M in 2019.

The Company’s revenue and Adjusted EBITDA guidance for fiscal 2019 excludes the operations of WMI and Eur-Pac Corporation.

CEO Commentary

Lou Melluzzo, CEO of Air Industries said, “Today Air Industries is a very different company than the one I joined in late 2017. We have refocused the business on its core strengths, improved operating efficiencies by consolidating both operating and corporate facilities, and realigned production to drive sales on a profitable basis. Additionally, we have closed Eur-Pac and successfully completed the divestiture of WMI. Today, we have a streamlined business and customers that are showing renewed confidence as demonstrated by recent new orders. As fiscal 2019 has rolled out we are clearly benefitting from management’s full attention on continuing operations in addition to the operating improvements made in 2018. Fiscal 2019 should show an increase in both revenue and Adjusted EBITDA.”

Additional information about the Company can be found in its filings with the SEC.

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Investor Conference Call

Management will host a conference call on Tuesday March 26th at 4:30PM EST.

Conference Toll-Free Number 1-866-519-2796

Passcode – 132742

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors.

Forward Looking Statements

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Adjusted EBITDA

The Company uses Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental profitability measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies and may be different than the EBITDA calculation used by our lenders for purposes of determining compliance with our financial covenants. This Non-GAAP measure may have limitations when understanding performance as it excludes the financial impact of transactions such as interest expense necessary to conduct the Company’s business and therefore are not intended to be an alternative to financial measure prepared in accordance with GAAP. The Company has not quantitatively reconciled its forward looking Adjusted EBITDA target to the most directly comparable GAAP measure because such items such as amortization of stock-based compensation and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices which are not currently ascertainable.

Contact Information

Air Industries Group

631.881.4913

ir@airindustriesgroup.com

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